UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014 (February 21, 2014)

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Items 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the date indicated below, Inland Real Estate Income Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”) acquired the following property. For purposes of this table, dollar amounts are stated in thousands, except for per square foot amounts:

Property Name	Date Acquired	Total Square Feet or Number of Units	Approx. Purchase Price Paid at Closing	Cap Rate (1)	Approx. Annualized Base Rent (2)	Average Annualized Base Rent per Square Foot (2)	Average Remain- ing Lease Term in Years	Econ- omic Occu- pancy (3)	Physical Occu- upancy

Park Avenue Shopping Center -- Little Rock, AR	2/21/14	69,381	$23.37	7.83%	$1,543,000	$23.38	7 years	95.1%	95.1%

(1)	We determine capitalization rate, or “cap rate,” by dividing the property’s annualized net operating income (“NOI”), existing at the date of acquisition, by the contract purchase price of the property paid at the date of acquisition (excluding amounts payable under earnout agreements as of the date of acquisition). NOI consists of, for these purposes, rental income and expense reimbursements from in-place leases, including master leases, if any, reduced by operating expenses and existing vacancies.
(2)	Annualized base rent is calculated by annualizing the current, in-place monthly base rent for leases at the time of acquisition, including any tenant concessions, such as rent abatement or allowances, that may have been granted.
(3)	As used herein, economic occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of its lease agreement, regardless of the actual use or occupation by that tenant of the area being leased. Additionally, it includes the 3,382 square feet of existing unoccupied space subject to earnout agreements as of the date of acquisition.

Park Avenue Shopping Center. On February 21, 2014, we, through IREIT Little Rock Park Avenue, L.L.C., a wholly owned subsidiary formed for this purpose, acquired a fee simple interest in a 69,381 square foot retail center consisting of three single tenant buildings, three multi-tenant buildings and a two-level parking structure, known as Park Avenue Shopping Center, located in Little Rock, Arkansas. We purchased this property from SPC Park Avenue Limited Partnership and SPC Condo Limited Partnership, unaffiliated third parties, for a purchase price of approximately $28.12 million in cash, plus closing costs, of which approximately $23.37 million was funded at the initial closing. The purchase price excludes closing costs which we estimate will equal approximately $75,000. The purchase price includes the (i) right to expand one of the three buildings by up to 9,500 square feet which would increase the total retail square footage of the property to 78,881 square feet; and (ii) 3,382 square feet of existing vacant space. More specifically, we may be required to pay the seller an aggregate amount equal to approximately $4.75 million based on tenants taking possession of certain premises at the properties, opening for business and commencing to pay full rental payments as

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due under their respective leases. The sellers had entered into an agreement with IREA which IREA assigned to us at closing. The property is shadow anchored by Target’s newest format, which includes a grocery component, and an LA Fitness that we will not acquire and will not own. We funded the purchase price at the initial closing with proceeds from our offering. We expect to pay our Business Manager an acquisition fee of approximately $350,500 for the initial closing and up to approximately $71,300 for the earnout closing, based on a maximum purchase price of approximately $28.12 million. We expect to fund the acquisition fee from offering proceeds. The capitalization rate for this property was approximately 7.83%.

Among the items we considered in determining whether to acquire the Park Avenue Shopping Center included, but were not limited to, the following:

•	The property was constructed between 2008 and 2012 and is shadow anchored by Target’s newest format, which includes a grocery component, and an LA Fitness, which we did not acquire and will not own, but that we believe will generate traffic for our center.
•	The property is 95.1% occupied, which includes the three separate out parcel pads, as of the date of this report.
•	We believe the property is well situated in Little Rock, Arkansas. The property is situated approximately five miles west of downtown Little Rock and is located directly across the street from a major hospital. Within a three mile radius of the property the current population is over 73,000 and the average and median household incomes within the same radius are over $62,000 and $40,000 per year, respectively.
•	Park Avenue Shopping Center is located at the corner of West Markham Street and South University Avenue, both major thoroughfares in the area.

As of the date of this report, Park Avenue Shopping Center was 95.1% occupied and leased to 14 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately seven years. There are two tenants occupying greater than 10% of the total gross leasable area of the property. Staples, a national office supply store, leases 18,336 square feet, or approximately 26.4% of the total gross leasable area of the property, and pays annual base rent of approximately $339,000, or approximately 22.0% of total annual base rent of the property. Staples’s lease expires in February 2022, and there are three five - year renewal options, which may be exercised at the option of Staples as set forth in the lease. Cheddars Casual Café, a national restaurant chain, which is on a ground lease for 8,674 square feet, or approximately 12.5% of the total gross leasable area and pays approximately $133,000, or approximately 8.6% of total annual base rent of the property. Cheddars Casual Café lease expires in October 2026, and there are three five -year renewal options, which may be exercised at the option of Cheddars Casual Café as set forth in the lease. The other tenants leasing at least 2,000 square feet are Newk’s Eatery, Panera Bread, Carter’s, Verizon Wireless, Mattress Firm, Sprint, Radio Shack and two ground leases with AT&T and Jared Jewelers, respectively.

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Payment of approximately $4.75 million of the purchase price is contingent on if the seller of the property is able to lease 12,882 square feet which is vacant and not leased, including 9,500 square feet that is yet to be built, within the time limits and parameters set forth in the purchase agreement. This contingent or “earnout payment” is based on a predetermined formula applied to rental income we receive over a 24-month period starting from the date of acquisition. If at the end of the time period, the vacant space is not leased, occupied and rent producing, we would have no further obligation to pay any additional purchase price consideration and would retain ownership of the entire property. The total consideration which may be paid to the seller is thus contingent although the total amount is included in the purchase price disclosed above.

The following table lists, on an aggregate basis, all of the scheduled lease expirations, including the ground leases, over each of the years ending December 31, 2014 through 2023, and the approximate rentable square feet represented by the applicable lease expirations, at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2014	-	-	-	-
2015	-	-	-	-
2016	-	-	-	-
2017	6	13,763	406,847	25.6%
2018	1	2,785	89,120	7.5%
2019	-	-	-	-
2020	-	-	-	-
2021	-	-	-	-
2022	3	26,220	576,726	50.8%
2023	1	4,500	154,358	27.4%

The table below sets forth certain historical information with respect to the occupancy rate at the property for each of the last five years, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31*	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	89.4%	$23.08
2012	88.1%	$22.67
2011	100.0%	$14.99

* The property was constructed between 2008 and 2012. Total property square footage as of December 31 2011, 2012 and 2013 was 8,674, 62,096 and 69,381, respectively.

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We believe that the property is suitable for its intended purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements to the property. There are five competitive shopping centers located within approximately three miles of the property.

Real estate taxes assessed for the fiscal year ended December 31, 2012 (the most recent tax year for which information is generally available) were approximately $173,197, which excludes the real estate taxes on the ground leases which are paid directly by the tenant. The amount of real estate taxes assessed was calculated by multiplying the property’s assessed value by a tax rate of approximately 7.01%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the agreements attached to this Current Report as Exhibits 10.1, 10.2 and 10.3, which are incorporated into this Item 2.01 by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter Agreement, dated as of November 8, 2013, by and between SPC Park Avenue Limited Partnership, SPC Condo Limited Partnership and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment, dated as of December 16, 2013, the Second Amendment, dated as of December 18, 2013, the Third Amendment, dated as of December 20, 2013, the Fourth Amendment, dated as of January 9, 2014, the Fifth Amendment, dated as of January 16, 2014, the Sixth Amendment, dated as of February 4, 2014

10.2	Assignment and Assumption of Letter Agreement, effective as of February 21, 2014, by and between IREIT Little Rock Park Avenue, L.L.C. and Inland Real Estate Acquisitions, Inc.

10.3	Assignment and Assumption of Leases, made this February 21, 2014, by SPC Park Avenue Limited Partnership and IREIT Little Rock Park Avenue, L.L.C.

10.4	Assignment and Assumption of Leases, made this February 21, 2014, by SPC Condo Limited Partnership and IREIT Little Rock Park Avenue, L.L.C.

10.5	Post Closing and Indemnity Agreement, dated as of February 21, 2014, by SPC Park Avenue Limited Partnership, SPC Condo Limited Partnership and IREIT Little Rock Park Avenue, L.L.C.

10.6	Vacancy, Garage Repairs and Real Estate Tax Escrow Agreement, made as of February 21, 2014, by SPC Park Avenue Limited Partnership, SPC Condo Limited Partnership, IREIT Little Rock Park Avenue, L.L.C. and Chicago Title Insurance Company

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	February 27, 2014	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No. Description

10.1	Letter Agreement, dated as of November 8, 2013, by and between SPC Park Avenue Limited Partnership, SPC Condo Limited Partnership and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment, dated as of December 16, 2013, the Second Amendment, dated as of December 18, 2013, the Third Amendment, dated as of December 20, 2013, the Fourth Amendment, dated as of January 9, 2014, the Fifth Amendment, dated as of January 16, 2014, the Sixth Amendment, dated as of February 4, 2014

10.2	Assignment and Assumption of Letter Agreement, effective as of February 21, 2014, by and between IREIT Little Rock Park Avenue, L.L.C. and Inland Real Estate Acquisitions, Inc.

10.3	Assignment and Assumption of Leases, made this February 21, 2014, by SPC Park Avenue Limited Partnership and IREIT Little Rock Park Avenue, L.L.C.

10.4	Assignment and Assumption of Leases, made this February 21, 2014, by SPC Condo Limited Partnership and IREIT Little Rock Park Avenue, L.L.C.

10.5	Post Closing and Indemnity Agreement, dated as of February 21, 2014, by SPC Park Avenue Limited Partnership, SPC Condo Limited Partnership and IREIT Little Rock Park Avenue, L.L.C.

10.6	Vacancy, Garage Repairs and Real Estate Tax Escrow Agreement, made as of February 21, 2014, by SPC Park Avenue Limited Partnership, SPC Condo Limited Partnership, IREIT Little Rock Park Avenue, L.L.C. and Chicago Title Insurance Company

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